Exhibit 99.1

News Release

Media Contacts:	Christopher Garland	Investor Contacts:	Graeme Bell
	(908) 423-3461		(908) 423-5185

	Amy Rose		Mike Nally
	(908) 423-6537		(908) 423-4465
     Merck Reviews Progress on Strategic Plan at 2007 Annual Business Briefing
•	Merck’s Pipeline Continues to Progress with Seven Products in Phase III Development

•	Company Expects to File Applications for Expanded Indications on GARDASIL and ISENTRESS in 2008

•	Merck Intends to Initiate a Sequenced Phase III Program for Anacetrapib in 2008

•	Successful Early Launches of GARDASIL, JANUVIA, JANUMET and ISENTRESS Reflect Better Alignment of Product Development and Commercialization Efforts; Replicable Model to Reduce Time to Market of New Medicines and Vaccines

•	Company Remains on Track to Deliver Long-Term, Double-Digit Compound Annual EPS Growth from 2005 to 2010, Excluding Certain Items
WHITEHOUSE STATION, N.J., Dec. 11, 2007 — Merck & Co., Inc. today hosted its Annual Business Briefing and reviewed the progress the Company has achieved under a strategic plan designed to re-engineer the way Merck develops and distributes medicines and vaccines worldwide. Since 2005, Merck’s senior management team has been developing and implementing a new operating model under which customer focus drives drug discovery, development and marketing at the Company, Merck Chairman, President and Chief Executive Officer Richard T. Clark told investors and analysts today at the Merck Annual Business Briefing.
     “We are realizing the benefits of the successful execution of our strategy. We have created a model for success that encompasses every aspect of our business, including R&D, manufacturing and commercialization,” Mr. Clark said. “As a result, Merck has a sustainable business model that will allow us to realize the goals we set for 2010 and to position the Company for future success.”
- more -

     During his presentation, Mr. Clark highlighted some of the goals the Company has met or expects to meet by 2010, including:
•	Launched seven new drugs and vaccines in the past two years, many of them first- or best-in-class

•	Compound annual revenue growth of 4 percent to 6 percent from 2005 to 2010, including 50 percent of all joint-venture revenue

•	Double-digit compound annual earnings per share (EPS) growth from 2005 to 2010, excluding certain items

•	Plan to return product gross margin to pre-ZOCOR levels in 2008

•	Reduced clinical development cycle times relative to the pharmaceutical sector
     “The changes we have made and are continuing to make at Merck are designed to be sustained over the long term. They represent a true model for success,” Mr. Clark said. “We have not focused only on short-term successes, but we are making the necessary investments to ensure the success of this Company beyond the year 2010.”
Merck’s Late-Stage Pipeline Continues to Grow
     Building on the seven U.S. Food and Drug Administration (FDA) approvals Merck has received in the past two years, the Company anticipates regulatory action will be taken in 2008 on two New Drug Applications (NDA) for EMEND for Injection and CORDAPTIVE, the proposed brand name for MK-0524A. Also in 2008, the Company anticipates making two additional NDA filings with the FDA for MK-0524B, simvastatin combined with laropiprant and extended-release niacin, and MK-0364, taranabant, an investigational medication for the treatment of obesity, said Peter S. Kim, Ph.D., president of Merck Research Laboratories.
     Additionally, Dr. Kim said, the Company anticipates making two supplemental filings with the FDA in 2008: one for GARDASIL, Merck’s vaccine for the prevention of cervical cancer, for an expanded indication for adult women through age 45, and one for ISENTRESS, a first-in-class integrase inhibitor for the treatment of HIV-1 infection, for an expanded indication for use in treatment-naïve patients.
     During his presentation, Dr. Kim also detailed the following seven drug candidates currently in Phase III development:
- more -

•	MK-0524B is a drug candidate that combines the novel approach to raising HDL-cholesterol (HDL-C) and lowering triglycerides from extended-release niacin combined with laropiprant with the proven benefits of simvastatin in one combination product. The candidate already is in Phase III development, and Merck continues to anticipate filing an NDA for MK-0524B in 2008.

•	MK-0364, taranabant, is a highly selective cannabinoid-1 receptor inverse agonist that in early clinical studies has demonstrated weight loss versus placebo. The Company previously announced the initiation of a targeted Phase III program in 2006. Merck anticipates filing an NDA in 2008.

•	MK-0974, an investigational oral calcitonin gene-related peptide receptor antagonist, utilizes a new mechanism for the treatment of migraines that has demonstrated efficacy at least comparable to triptans in early clinical studies. The drug candidate entered Phase III development during 2007. The Company anticipates filing an NDA in 2009.

•	MK-7418, rolofylline, is a Phase III investigational drug being evaluated for the treatment of acute heart failure. Merck acquired the drug candidate as part of the 2007 acquisition of NovaCardia, Inc. and anticipates filing an NDA with the FDA in 2009.

•	MK-8669, deforolimus, is a novel mTOR (mammalian target of rapamycin) inhibitor being evaluated for the treatment of cancer. The drug candidate is being jointly developed and commercialized with ARIAD Pharmaceuticals, Inc. under an agreement reached in mid-2007. The Company anticipates filing an NDA in 2010.

•	HEPLISAV, a novel investigational hepatitis B vaccine, currently is being evaluated in a Phase III clinical trial in adults and in patients undergoing dialysis treatment. Merck is jointly developing HEPLISAV with Dynavax Technologies Corporation under an agreement reached in late 2007. Merck anticipates filing an NDA in 2010 for adults.

•	MK-0822, odanacatib, is a highly selective inhibitor of cathepsin K enzyme, which is being evaluated for the treatment of osteoporosis. The Phase III program began in mid-2007. Merck anticipates filing an NDA with the FDA in 2012.
     Dr. Kim also provided an update on the development of MK-0859, anacetrapib, an inhibitor of the cholesterol ester transfer protein (CETP) that in early clinical trials has shown
- more -

promise in lipid management by raising HDL-C and reducing LDL-cholesterol (LDL-C) without raising blood pressure.
     “In clinical studies, inhibition of CETP raises plasma HDL-C levels and decreases LDL-C levels, which represents a potential therapeutic intervention to reduce the risk of coronary artery disease,” Dr. Kim said. “The safety and tolerability profile of anacetrapib was comparable to placebo in clinical studies conducted to date. In 2008, we plan to initiate a sequenced Phase III program to obtain additional clinical experience in patients before initiating an outcomes study.”
     As of Dec. 11, 2007, Merck’s updated pipeline chart includes 25 distinct candidates in Phase I and 15 in Phase II. In addition, there are seven candidates currently in Phase III, one submission currently under FDA review, and another that has received an approvable letter and is awaiting further regulatory action. In its pipeline review, Merck does not include backup candidates; additional indications for candidates in the same therapeutic area; or additional claims, line extensions or formulations for existing products.
New Commercial Model More Effective and Efficient
     Kenneth C. Frazier, executive vice president and president, Global Human Health, provided an update on the early successes of Merck’s ongoing endeavor to align the Company’s product research, development and marketing efforts.
     In his presentation, Mr. Frazier said that the successful launches and strong global uptake of GARDASIL, JANUVIA and JANUMET are the result of a replicable model that continues to evolve. He said that the Merck model is not only proving more cost efficient but is allowing Merck to reduce the time it takes to get new medicines and vaccines into markets around the world.
     As part of this effort, Merck Global Human Health, aligned with Merck Research Laboratories and Merck Manufacturing, is utilizing the latest technologies and broadening its engagement with customers, physicians and scientific leaders to get needed medicines and vaccines through the development pipeline and to patients sooner, Mr. Frazier said.
     The strong sales of Merck’s new products, coupled with continued strong growth from in-line products, especially SINGULAIR, should allow Merck to offset the impact of the loss of U.S. marketing exclusivity for FOSAMAX and other products, Mr. Frazier said. He also said that the Company has achieved a nearly fourfold increase in global vaccine sales since 2005 and remains on track to double sales in emerging markets to $2 billion by 2010.
- more -

Merck Reaffirms 2007 and 2008 Financial Guidance
     During his presentation, Executive Vice President and Chief Financial Officer Peter N. Kellogg reaffirmed Merck’s previously disclosed financial outlook for 2007 and 2008.
     “With our 2007 and 2008 guidance, it is clear that our products are driving a healthy top line despite lapping the ZOCOR expiry and the upcoming FOSAMAX exposure,” Mr. Kellogg said. “We are very pleased with our results in 2007, and we anticipate continued strong financial performance from our key franchises in 2008.
     “As I previously noted on Dec. 4, our financial guidance in 2008 represents the next step in our journey to reach our stated 2010 top- and bottom-line goals. Despite the loss of marketing exclusivity for FOSAMAX in the United States in February 2008, the Company anticipates solid earnings growth in 2008,” Mr. Kellogg added.
     He continued, “As we disclosed in 2005, Merck’s new and in-line pharmaceutical products and vaccines are expected to drive revenue at a compound annual growth rate of 4 percent to 6 percent from 2005 through 2010, including 50 percent of the revenues from the joint ventures from which Merck derives equity income. We also expect that we can fully support our expanding pipeline with mid-single-digit compound annual growth in research funding over the same period. The productivity generated by our ongoing cost management initiatives allows Merck to fully capitalize on the promise of our expanding product portfolio while maintaining marketing and administrative expense at 2006 levels.”
About Merck
     Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.
Forward-Looking Statement
     This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ
- more -

materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements set forth in Item 1A of Merck’s Form 10-K for the year ended Dec. 31, 2006, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.
# # #